CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252200 on Form S-6 of our report dated February 24, 2021, relating to the financial statement of FT 9207, comprising AI, Robotics & Technology Opportunity Portfolio, Series 15, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 24, 2021